Exhibit 5.2

Bennett Jones LLP 4500 Bankers Hall East, 855 - 2nd Street SW Calgary, Alberta, Canada T2P 4K7 Tel: 403.298.3100 Fax: 403.265.7219

September 2, 2011

Niska Gas Storage Partners LLC

1001 Fannin Street, Suite 2500

Houston, TX 77002

Dear Sirs/Mesdames:

Re:                               Registration Statement on Form S-3 dated September 2, 2011

Introduction

We have acted as special Alberta and Ontario counsel to Niska Gas Storage Partners LLC, a Delaware limited liability company (“Niska LLC”), in connection with the Registration Statement on Form S-3 (Reg. No. 333-174988) (the “Registration Statement”) filed by Niska LLC, Niska Gas Storage US, LLC, a Delaware limited liability company (“Niska US”), Niska Gas Storage US Finance Corp., a Delaware corporation (“US Finco”), Niska Gas Storage Canada ULC, an Alberta unlimited liability corporation (“Niska Canada”), and Niska Gas Storage Canada Finance Corp., an Alberta corporation (“Canadian Finco”, and collectively with Niska LLC, Niska US, US Finco and Niska Canada, the “Issuers”) and certain other subsidiaries identified on Schedule I hereto (together with the Issuers, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”) and as will be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”), of (i) common units (“Common Units”) representing limited liability company interests in Niska LLC, (ii) debt securities (“Debt Securities”) of any of the Issuers or any combination thereof, (iii) guarantees (“Guarantees”) by any of the Issuers or one or more of their respective subsidiaries, including AECO Gas Storage Partnership, an Alberta general partnership (“AECO”), Niska GP Alberta ULC, an Alberta unlimited liability corporation (“Niska GP Alberta”), Niska GP ULC, an Alberta unlimited liability corporation (“Niska GP”), Niska Holdco ULC, an Alberta unlimited liability corporation (“Holdco”), Niska Partners Management ULC, an Alberta unlimited liability corporation (“Management ULC”), EnerStream Agency Services Inc., an Ontario corporation (“EnerStream”) and Access Gas Services (Ontario) Inc., an Ontario corporation (“ON Access Gas”, and collectively with AECO, Niska GP Alberta, Niska GP, Holdco, Management ULC and EnerStream, the “Canadian Subsidiary Guarantors”), and (iv) units (“Units”) consisting of any combination of Common Units, Debt Securities and Guarantees, all having an aggregate offering price not to exceed US$1,250,000,000, in each case on terms to be determined at the time of each offering.  The Common Units, Debt Securities, Guarantees and Units are referred to collectively as “Securities”, and Niska Canada, Canadian Finco and the Canadian Subsidiary Guarantors are referred to collectively as the “Canadian Issuers” and individually as a “Canadian Issuer”.  Debt Securities may also be convertible into or exchangeable for Common Units or other Securities.

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The Debt Securities are to be issued pursuant to a senior indenture (the “Senior Indenture”) or a subordinated indenture (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”), in each case between the applicable Issuers and a trustee to be appointed with respect to the Debt Securities to be issued.  The Indentures, the forms of which are included as exhibits to the Registration Statement, are to be executed and delivered at the time the Issuers issue any Debt Securities governed by such Indentures.

In arriving at the opinions expressed below, we have examined the following:

1.                                       the Registration Statement and the Prospectus; and

2.                                       the forms of the Indentures attached as exhibits to the Registration Statement.

In addition, we have reviewed such corporate records, agreements, documents and other instruments, made such other investigations, examined such certificates of public authorities, corporate and partnership records and other documents certified or otherwise identified to our satisfaction, and considered such questions of law as we have considered necessary or relevant to provide the opinions expressed herein.

Applicable Law

We are solicitors qualified to carry on the practice of law in Alberta and Ontario and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of Alberta and the federal laws of Canada applicable in Alberta (collectively, “Alberta Law”) and the laws of Ontario and the federal laws of Canada applicable in Ontario (collectively, “Ontario Law”), in each case in effect at the date hereof.

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)                                  the genuineness of all signatures on all documents submitted to us as originals and on the originals of all documents submitted to us as copies;

(b)                                 the authenticity of all documents submitted to us as originals and the originals of all documents submitted to us as copies;

(c)                                  the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, PDF or photostatic copies of original documents;

(d)                                 no issuance of Securities will be a “distribution” or “trade” (as such terms are defined in the Securities Act (Alberta) and the Securities Act (Ontario)) of any securities in Alberta or Ontario;

(e)                                  no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of any of the Issuers or that affects any person or company (including Niska Canada, Canadian Finco or any of their respective affiliates) that engages in such a trade;

(f)                                    there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein;

(g)                                 at the time of issuance of any Securities by one or more of the Canadian Issuers:

(i)                                     the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and such effectiveness has not been terminated or rescinded;

(ii)                                  an appropriate Prospectus Supplement with respect to such Securities has been prepared and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(iii)                               such Securities have been offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(iv)                              if such Securities are to be issued or sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement has been duly authorized, executed and delivered by the Issuers and, if applicable, Guarantors of such Securities and the other parties thereto;

(v)                                 each of the Canadian Issuers that issues any such Securities validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation or establishment and has the necessary corporate or partnership power and authority to issue such Securities and to execute and deliver such Securities and any applicable Indentures;

(vi)                              such Securities and any applicable Indentures have been duly authorized, executed and delivered by the trustee, if any, and the other parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms;

(vii)                           the terms of such Securities and of their issuance and sale

(A)                              have been duly established in accordance with the constating documents of the applicable Canadian Issuers,

(B)                                do not violate any applicable law or any applicable Indentures,

(C)                                do not result in a default under or breach of any agreement or instrument binding upon any of the applicable Canadian Issuers, and

(D)                               comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Canadian Issuers and the applicable trustee, if any;

(viii)                        each of such Canadian Issuers (other than AECO) has taken all necessary corporate action, including the adoption of a resolution or resolutions of its directors, in form and content as required by applicable law, to approve the issuance and terms of its Securities and any applicable Indenture, the execution and delivery thereof, the consideration to be received for such Securities, and related matters (the “Corporate Authorization”);

(ix)                                if AECO is issuing any of such Securities, the partners of AECO have taken all necessary partner action, including the adoption of a resolution or resolutions of the partners, in form and content as required by the partnership agreement governing AECO and in form and content as required by applicable law, to approve the issuance and terms of its Securities, the execution and delivery thereof, the consideration to be received for such Securities, and related matters (the “Partnership Authorization”);

(x)                                   each of such Canadian Issuers has received the agreed upon consideration for the issuance of its Securities and such Securities have been delivered by or on behalf of such Canadian Issuer against payment therefor; and

(xi)                                such Securities have been duly authorized, established, certificated, executed, delivered, countersigned, and registered, as applicable, in accordance with the applicable constating documents (including partnership agreement) of such Canadian Issuers, applicable law, any applicable Indentures, and the applicable Corporate Authorizations and Partnership Authorization; and

(h)                                 at the time of execution and delivery of any documents relating to the Securities or the offering thereof that are executed by parties other than the Canadian Issuers:

(i)                                     such parties have the power, whether corporate, limited liability company, partnership or other, to enter into and perform their respective obligations thereunder;

(ii)                                  such documents are duly authorized by all requisite action, whether corporate, limited liability company, partnership or other, of such parties;

(iii)                               such documents are duly executed and delivered by such parties; and

(iv)                              to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Opinions

Based upon and subject to the foregoing, and having regard to such other legal considerations as we deem relevant, we are of the opinion that:

1.                                      The Debt Securities of Niska Canada, when issued and sold in accordance with the provisions of the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture, duly authenticated by the trustee under such

Indenture, and duly executed and delivered by Niska Canada against payment therefor in accordance with the terms of such Indenture and as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, will be validly issued and will constitute valid and binding obligations of Niska Canada.

2.                                       The Debt Securities of Canadian Finco, when issued and sold in accordance with the provisions of the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture, duly authenticated by the trustee under such Indenture, and duly executed and delivered by Canadian Finco against payment therefor in accordance with the terms of such Indenture and as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, will be validly issued and will constitute valid and binding obligations of Canadian Finco.

3.                                       The Guarantees of Niska Canada, Canadian Finco and the Canadian Subsidiary Guarantors, when issued in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture, will be validly issued and will constitute valid and binding obligations of each of Niska Canada, Canadian Finco and the Canadian Subsidiary Guarantors, as applicable.

Qualifications

The enforceability of the Debt Securities and Guarantees of the Canadian Issuers set forth in the opinions in paragraphs 1, 2 and 3 is subject to the following:

(a)                                  applicable bankruptcy, insolvency, limitation, moratorium, reorganization, arrangement, fraudulent transfer, preference, winding-up or other laws affecting the enforcement of creditors’ rights generally;

(b)                                 general principles of equity, including that all equitable remedies, including specific performance and injunctive relief, are in the discretion of the court having jurisdiction, and may, for example, not be available where damages are considered to be an adequate remedy;

(c)                                  the equitable, statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments;

(d)                                 applicable laws regarding limitations of actions;

(e)                                  the fact that rights to indemnity and contribution under, or that arise out of, the Debt Securities and Guarantees may be limited or unavailable under applicable law;

(f)                                    the fact that any provision of an agreement or document that a court of competent jurisdiction finds to be against public policy or unconscionable may not be valid, binding or enforceable and may render the remainder of the relevant agreement or document invalid, non-binding or unenforceable;

(g)                                 the fact that any provision of an agreement or document purporting to allow severance of any invalid, illegal or unenforceable provision may not be valid, binding or enforceable;

(h)                                 the fact that any provision of an agreement or document purporting to exculpate a party from liability or a duty or obligation otherwise owed by it may not be valid, binding or enforceable; and

(i)                                     the fact that any provision of an agreement or document providing for the recovery of fees, costs, expenses and other amounts from a party thereto may be restricted by a court of competent jurisdiction to the recovery of a reasonable amount only, and the proviso that counsel fees may be subject to taxation.

Reliance Limitation

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon by any other party or in respect of any other matter without our express written consent; provided, however, that Vinson & Elkins L.L.P. may rely on this opinion letter for the purpose of its opinion to be provided in connection with the Registration Statement. The opinions expressed herein are given at the date hereof and are based upon, and subject to, legislation and regulations in effect at the date hereof and the facts of which we are aware at the date hereof.  We specifically disclaim any obligation, and make no undertaking, to supplement our opinions expressed herein as changes in the law occur or facts come to our attention that could affect such opinions, or to advise any person of any change in law that occurs or fact that comes to our attention after the date hereof.  This opinion letter relates solely to the matters set forth above and we express no opinion, whether expressly, by implication or otherwise, as to any other matter relating to any of the Issuers, the Registration Statement, the Prospectus, or any of the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In providing such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

(signed) “Bennett Jones LLP”

SCHEDULE I

Access Gas Services (Ontario) Inc.

Access Gas Services Inc.

AECO Gas Storage Partnership

Niska Gas Storage Canada, L.P.

Niska Gas Storage Operations LLC

Niska Gas Storage LLC

Niska Gas Transport Inc.

Niska GP Alberta ULC

Niska GP ULC

Niska GS Holdings II, LP

Niska GS Holdings II, LP

Niska Holdco ULC

Niska Partners CoÖperatief U.A.

Niska Partners Management ULC

Niska US GP LLC

Salt Plains Storage, LLC

Wild Goose Storage, LLC